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                                                                    Exhibit 99.1
                                                                    ------------


                                  NEWELL CO.
                   Proxy Solicited by the Board of Directors for Special Meeting of Stockholders to be held on March 11, 1999


The undersigned hereby appoints John J. McDonough and William T. Alldredge, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the special meeting of stockholders of NEWELL CO. to be held on March 11, 1999, and at any adjournment or postponement of the special meeting, on the following proposals:

(1) The issuance of shares of common stock of Newell in connection with Newell's acquisition of Rubbermaid Incorporated (the "Share Issuance Proposal").

(2) The amendment to Newell's certificate of incorporation to change Newell's name at the time of the merger to "Newell Rubbermaid Inc." (the "Name Change Proposal").

With respect to other matters that properly come before the special meeting or any adjournment or postponement of the special meeting, which, as of February 5, 1999, the proxies named above do not know are to be presented at the special meeting, those proxies are authorized to vote upon those matters in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.


                                                                SEE REVERSE SIDE

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     Please mark
 X   your vote as in                                               [CONTROL NO.]
---  this example.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals (1) and (2) below.

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The Board of Directors recommends a vote FOR proposal (1) and FOR proposal (2).
================================================================================

                                                     FOR     AGAINST     ABSTAIN
1.   Approval of the Share Issuance Proposal
                                                     ---       ---         ---

2.   Approval of the Name Change Proposal
                                                     ---       ---         ---
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Newell encourages you to take advantage of a new and convenient way by which you can vote your shares B - electronically, by either telephone or the Internet.

-    By Telephone. On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-
     8683). Listen to the recorded instructions, use the control number printed in the box in the upper right corner of this proxy card to access the system, and use your telephone key pad to vote.

- Over the Internet. Access the World Wide Web site "http://www.vote-by-net.com" and follow the instructions posted on the web site.

Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or over the Internet, you acknowledge receipt of the Notice of Special Meeting of Stockholders to be held on March 11, 1999 and the Joint Proxy Statement/Prospectus dated February 5, 1999.

Signature(s)                                     Date
             ----------------------------------       -------------------

NOTE: Please sign exactly as name appears        The signer hereby revokes all
hereon. Joint owners should each sign. When      proxies heretofore given by the
signing as attorney, executor, administrator,    signer to vote at said meeting
or guardian, please give full title as such.     or any adjournments thereof.


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               [Map setting forth location of Special Meeting.]